Exhit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock of the Company and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of March 20, 2017.

April 11, 2017

Date

ICONIQ Strategic Partners II, L.P., by ICONIQ Strategic Partners II GP, L.P., its General Partner, by ICONIQ Strategic Partners II TT GP, Ltd., its General Partner, /s/ Kevin Foster

Signature

April 11, 2017

Date

ICONIQ Strategic Partners II-B, L.P., by ICONIQ Strategic Partners II GP, L.P., its General Partner, by ICONIQ Strategic Partners II TT GP, Ltd., its General Partner, /s/ Kevin Foster

Signature

April 11, 2017

Date

ICONIQ Strategic Partners II Co-Invest, L.P., AX Series, by ICONIQ Strategic Partners II GP, L.P., its General Partner, by ICONIQ Strategic Partners II TT GP, Ltd., its General Partner, /s/ Kevin Foster

Signature
April 11, 2017 Date ICONIQ Strategic Partners II GP, L.P., by ICONIQ Strategic Partners II TT GP, Ltd., its general partner, /s/ Kevin Foster
Signature
April 11, 2017 Date ICONIQ Strategic Partners II TT GP, Ltd., by Kevin Foster, its Senior Vice President, /s/ Kevin Foster
Signature
April 11, 2017 Date /s/ Divesh Makan
Signature
April 11, 2017 Date /s/ William Griffith
Signature